UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2016

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO		63121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2016, Express Scripts Holding Company (the “Company”) entered into new Executive Employment Agreements with its executive officers, other than Timothy C. Wentworth who entered into an executive employment agreement with the Company on May 4, 2016, as previously disclosed in the Company’s Current Report on Form 8-K filed May 4, 2016 (the “Prior Form 8-K”). Each of these new agreements is effective as of May 20, 2016 and supersedes any of the executives’ previously existing employment agreements.

All of the agreements are substantially identical to the form approved by the Board of Directors of the Company on May 4, 2016 for executives other than Mr. Wentworth, as described in the Prior Form 8-K under the heading “Executive Employment Agreements” under Item 5.02, which description is incorporated by reference herein.

The base salaries and bonus targets of the Company’s named executive officers under the Company’s 2016 proxy statement (Eric Slusser, Executive Vice President and Chief Financial Officer; Sara Wade, Senior Vice President and Chief Human Resources Officer; and Christine Houston, Senior Vice President, Operations) who entered into the new agreements are as follows:

Executive	Annual Base Salary	Minimum Annual Bonus Target (1)
Eric Slusser	$725,000	100%
Christine Houston	$600,000	80%
Sara Wade	$583,000	80%

(1)	Expressed as a percentage of the executive’s annual base salary.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the form of executive employment agreement, which is listed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 10.1	Form of Executive Employment Agreement, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed May 4, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: May 20, 2016	By:	/s/ Martin P. Akins
Martin P. Akins
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Form of Executive Employment Agreement, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed May 4, 2016.